Exhibit 10(iii)(A)(vii)



                        SUPPLEMENTAL RETIREMENT PLAN FOR

                          SELECT SENIOR MANAGEMENT OF

                              MELVILLE CORPORATION













                               as amended through
                                  May 12, 1989








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                               TABLE OF CONTENTS


                                                                          Page

ARTICLE 1.     Definitions...........................................       1


ARTICLE 2.     Membership............................................


ARTICLE 3.     Amount and Payment of Supplemental
                    Benefits ........................................


ARTICLE 4.     Administration .......................................


ARTICLE 5.     General Provisions ...................................


ARTICLE 6.     Amendment or Termination .............................













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Article 1. Definitions

1.01    (a)  "Annual Benefit" shall mean, with respect to a Member who became or becomes a Retiree after December 31, 1985, the amount by which 50%, or such lesser percentage specified in clause (b) below, of such Member's Compensation exceeds the sum of

             (i) the aggregate annualized value of any retirement and/or deferred profit sharing benefits in respect of such Member which have previously been received or which such Member of any other person has a vested right to receive at the time of the commencement of payment of such Member's benefit under
                  Section 3.04 of the Plan, under any arrangement maintained by the Corporation other than the Plan, computed pursuant to clause (c) below, and

             (ii) the Annual Benefit used in computing any lump sum payment previously made pursuant to Section 3.04 to such a Member becoming entitled to a recomputation of the Annual Benefit pursuant to Section 3.05.

        (b)  In the case of any Member whose retirement allowance under Section
             3.04 of the Plan commences to be paid on

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             or after his reaching age 55 years but prior to his reaching age 60 years, there shall be substituted for "50%" in clause (a) above that lower percentage which results from subtracting that percentage which is the product of 5 times the number of whole and partial years (treating a partial year as a whole year) until such Member's 60th birthday so that, for example, the applicable percentage for a Member age 58-1/2 years would be 40% (50% - (5 X
             2)% = 40%).

        (c) The annualized value of a Member's retirement and deferred profit sharing benefits shall be computed as follows:

             (i) with respect to any benefit which such Member is thereupon commencing to receive at the time of such computation in the form of an annuity, the annual payment to which such Member would be entitled under the terms of the plan under which such benefit is to be paid, were such benefit to be paid in the form of a single life annuity for the Member's life,

             (ii) with respect to any other benefit, the annual amount of the actuarial equivalent of such benefit computed as if such benefit were to be paid in the form of a single life annuity to such Member commencing at the time of such computation. In computing such actuarial equivalents, the

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                  actuarial assumptions to be used shall be (i) the mortality tables used in calculating actuarial equivalents under the Melville Corporation Retirement Plan at the time of such calculation and (ii) an interest rate assumption equal to the applicable interest rate (expressed as a percentage) used by the Pension Benefit Guaranty Corporation for valuing benefits for single employer plans that terminate on the date of such calculation, minus .5%.

1.02 "Board of Directors" shall mean the Board of Directors of Melville Corporation.

1.03 "Change in Control" shall mean any of the following occurrences: (a) any "person" or "group of persons" as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") purchases or otherwise becomes "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 25% or more of the combined voting power of Melville Corporation (including, without limitation, securities which may be acquired upon the exercise of any option or options owned by such person or group of persons to purchase any such voting securities, or conversion of securities convertible into such voting securities, whether or not

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        such option or options or convertible securities were outstanding on the date hereof and whether or not such options are exercisable or such securities are convertible at the time of the Change in Control); (b) during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless (i) there are four or more directors then still in office who were directors at the beginning of the period and (ii) the election, or the nomination for election, by Melville Corporation's shareholders of each new director was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of the period; (c) the shareholders of Melville Corporation shall have voted to approve an agreement to merge or consolidate Melville Corporation with or into another corporation as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are or are to be owned by the former shareholders of Melville Corporation (excluding from former shareholders a shareholder who is an "affiliate," as defined in Rule 12b-2 under the Exchange Act, of any party to such consolidation or merger); or (d) the shareholders of Melville
        Corporation approve the sale

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        of all or substantially all of Melville Corporation's business and/or assets to a person or entity which is not a wholly-owned subsidiary of Melville Corporation; provided, however, that none of the foregoing shall be deemed to constitute a Change in Control if in connection therewith it shall be necessary to file a Schedule 13E-3 pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, unless immediately prior to such event the Board of Directors shall determine such event to constitute a Change in Control.

1.04 "Compensation" shall mean the greater of (i) a Member's annual base pay rate plus full annual normal incentive compensation award as in effect on such Member's Compensation Measurement Date and (ii) the average of such Member's actual base pay and incentive compensation received during the 5 full calendar years immediately prior to such Member's Compensation Measurement Date. A Member's Compensation Measurement Date shall be the date on which such Member terminates employment with the Corporation for any reason, including retirement, death or disability, unless using the date of a Change in Control as of which such Member was a Member would result in a higher amount in which case the date of such Change in Control shall be such Member's Compensation Measurement Date.

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1.05    "Corporation" shall mean Melville Corporation and any subsidiary or other entity at any time at which 50% or more of the voting power or beneficial interest of such subsidiary or other entity, is owned directly or indirectly by Melville Corporation. References in the Plan to Melville Corporation shall be deemed to include successors to Melville Corporation.

1.06 "Executive Employee" shall mean the Chairman, Vice Chairman, President or any corporate Vice President or more senior officer of Melville Corporation.

1.07    "Lump Sum Benefit" shall mean

             (a) with respect to a Member to whom payment of benefits under
        Section 3.04 has not commenced or, if previously commenced, has been discontinued pursuant to Section 3.05, and who has made no election under Section 3.04 or has elected a form of benefit under Section 3.04 making no provision for the Spouse, the lump sum actuarial equivalent of a single life annuity for the Member commencing at such date (but not prior to such Member's attaining age 60) as of which such Member would have had 15 years of Service assuming no termination of employment with the Corporation following a Change in Control (the "Presumed Starting Date"), under which annuity the annual payment is equal to the Projected Annual Benefit times a fraction, the numerator of which is such Member's years of Service as

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        of such Member's Termination of Employment (but not more than 15) and the denominator of which is 15,

             (b) with respect to (i) a Member to whom payment of benefits under
        Section 3.04 has not commenced or, if previously commenced, has been discontinued pursuant to Section 3.05 and who has elected an optional form of benefit under Section 3.04 making a provision for the Spouse and
        (ii) the Spouse of such Member, the lump sum actuarial equivalent of that part of the benefit described in clause (a) to be paid to such Member, or to such Spouse, respectively, pursuant to the optional form of benefit elected by such Member under Section 3.04, or

             (c) with respect to (i) a Spouse to whom payment of benefits under
        Section 3.03 has commenced, (ii) a Member to whom payment of benefits under Section 3.04 has commenced and has not been discontinued pursuant to Section 3.05 and (iii) the Spouse of such a Member, the lump sum actuarial equivalent of all future benefits, if any, payable to such Member or to such Spouse, as the case may be, under the Plan.

             The amount of such actuarial equivalents computed under this
        Section 1.07 shall be determined by the Compensation Committee of the Board of Directors with sole discretion using the actuarial assumptions described in Section 1.01(c).

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1.08    "Member" shall mean any person included in the membership of the Plan as provided in Article 2.

1.09 "Normal Retirement Date" shall mean the first day of the calendar month next succeeding the month in which the Member's 65th birthday occurs.

1.10 "Plan" shall mean the Supplemental Retirement Plan for Select Senior Management of Melville Corporation, as described herein or as hereafter amended.

1.11    "Projected Annual benefit" shall mean

        (a) with respect to a Member of the Plan at the time of a Change in Control to whom payment of benefits under Section 3.04 has not commenced, the amount by which 50% of such Member's Compensation exceeds the sum of

        (i) the aggregate annualized value of any retirement and deferred profit sharing benefits in respect of such Member which have previously been received or which such Member or any other person has a vested right to receive at the time of such Member's termination of employment under any arrangement maintained by the Corporation, other than the Plan, computed in the manner described in Section 1.01 (c), assuming payment of such benefits will commence at such Member's Presumed Starting Date, as defined in
             Section 1.07, and

        (ii) the Annual Benefit used in computing any lump sum payment previously made to such Member pursuant to

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             Section 3.04; or

        (b) with respect to a Member of the Plan at the time of a Change in Control to whom payment of benefits under Section 3.04 has previously commenced but who has been restored to employment with the Corporation, the amount computed pursuant to (a) above, but in no event less than such Member's Annual Benefit computed pursuant to Section 3.05 as if such Member had then terminated employment with the Corporation.

1.12 "Retiree" shall mean a Member who has 15 or more years of Service and terminates employment with the Corporation at or after age 55 for any reason, including disability but excluding death, provided, however, that if such Member shall be eligible upon such termination of employment to commence to receive payments under the Retirement Plan in which he is a participant, if any, he shall not be a Retiree unless he commences to receive such payment upon such termination of employment.

1.13 "Retirement Administration Committee" shall mean the Retirement Administration Committee of the Retirement Plan.

1.14 "Retirement Plan" shall mean, with respect to a participant in the Melville Corporation Retirement Plan, said Plan or, with respect to a Member who is not participant in said Plan, such other pension plan,

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        maintained by the Corporation, meeting the requirements of Section 401 of the Internal Revenue Code of 1986, as amended, in which such Member shall be a participant, if any.

1.15 "Service" shall mean with respect to a Member the period of such Member's active employment with the Corporation, whether or not as an Executive Employee.

1.16 "Spouse" shall mean the Member's lawfully married spouse (1) at the time payments to the Member commence under the Plan or (2) in the case of benefits payable under Section 3.03, at the time of the Member's death.

1.17 "Termination of Employment" shall have the meaning assigned to such term in the Income Continuation Policy for Select Senior Executive of Melville Corporation.

Article 2. Membership

2.01 Every Member of the Plan on May 12, 1988 and every Executive Employee in the employ of the Corporation on May 12, 1988 who can complete 15 years of Service by his Normal Retirement Date shall continue to be or shall become a Member of the Plan on May 12, 1988, as the case may be.

2.02 Any other employee of the Corporation who becomes an Executive Employee shall thereupon become a Member of the Plan provided he can complete 15 years of Service by his Normal Retirement Date.

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2.03    Any former employee of the Corporation who is a Retiree under the Plan on May 12, 1988 and any Member who thereafter becomes a Retiree shall continue to be a Member of the Plan until the later of (a) the termination of his employment and (b) the payment of all benefits in respect to such Retiree under the Plan.

2.04 The membership under the Plan of an Executive Employee who is not a Retiree shall terminate if his employment with the Corporation as an executive Employee terminates unless at the time of such termination, or within 60 days thereafter, he becomes a Retiree or unless upon such termination he continues to be entitled to a benefit hereunder pursuant to Section 3.06.

2.05    A Member whose membership in the Plan terminates pursuant to Section
        2.03 or Section 2.04 shall be restored to membership in the Plan at such time as he is restored to employment as an Executive Employee of the Corporation, provided he meets the requirements of Section 2.01 at the time of such restoration to employment.

Article 3.  Amount and Payment of Supplemental Benefits

3.01 Except as provided in Section 3.06, benefits under the Plan shall be payable by Melville Corporation only with respect to Members who are Retirees or become Retirees or, as provided in Section 3.03, to Spouses.

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3.02    Payment of benefits to a Retiree under the Plan shall commence upon termination of employment with the Corporation.

3.03 In the event that a Member dies, after attaining age 55 with 15 years of Service, prior to becoming a Retiree, or dies after becoming a Retiree but prior to commencing to receive payments hereunder pursuant to
        Section 3.04, his Spouse shall be entitled to the immediate commencement of a single life annuity, with an annual payment equal to one-half of the Annual Benefit, if any, computed under Section 1.01, including any reduction under subsection (b) thereof, if applicable, for such Member as if the Member were a Retiree and had commenced to receive payment of benefits under Section 3.04 immediately prior to his death.

3.04 Except as provided in Section 3.06 and subject to the next succeeding sentence, the benefit payable under the Plan to a Retiree shall be a single life annuity for the life of the Retiree, with annual payments equal to the annual Benefit computed under Section 1.01 for such Member at the time of the commencement of payment of benefits under this
        Section 3.04, adjusted annually to reflect the excess, if any, of the annual retirement allowance for such year actually received by such Retiree under any Retirement Plan over the amount

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        deducted with respect to the vested benefit under such Retirement Plan in the calculation of such Member's Annual benefit under Section 1.01(a)(i). A Member may elect in a writing filed with the Retirement Administration Committee at least 12 months prior to the date of the commencement of benefits hereunder to receive such benefits (a) in an optional form permitted at the time of such election for the payment of benefits under the Melville Corporation Retirement Plan or (b) in a lump sum, provided, however, that (i) a Member may not name anyone as a beneficiary under the Plan other than his Spouse and (ii) a Member may not elect an optional form of benefit providing for a deferred commencement date. Any such optional form of benefit or lump sum shall be the actuarial equivalent of such single life annuity using the actuarial assumptions described in Section 1.01(c).

3.05 If a Retiree who has terminated employment with the Corporation is restored to employment after commencing to receive payments under
        Section 3.04 of the Plan, the payment of benefits under the Plan shall be discontinued (unless all such benefits have been previously paid in a lump sum) and, upon such Member's subsequent termination of employment with the Corporation for any reason, including retirement, death or disability, the Member's Annual Benefit under the

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        Plan or the Spouse's benefit under the Plan shall thereafter be recomputed in accordance with Section 1.01, Section 3.03, Section 3.04 or Section 3.06, as applicable, and shall be payable in accordance with the provisions of the Plan, provided, however, that such recomputation shall be based upon the higher of (i) such Member's Compensation at the time of such previous termination of employment and (ii) such Member's Compensation at the time of such subsequent termination of employment.

3.06 Notwithstanding the provisions of Section 3.01 and Section 3.02, if a Change in Control occurs:

             (a) Each Member who is then a Retiree and each Spouse then entitled to benefits under Section 3.03 or Section 3.04 shall be entitled to receive an immediate payment in cash of such Retiree's or such Spouse's Lump Sum Benefit.

             (b) Each Member at the time of such Change in Control who experiences a Termination of Employment, each Spouse of such a Member who has elected an optional form of benefit under Section 3.04 making a provision for such Spouse, and each Spouse of a Member at the time of such Change in Control who dies within 2 years following such Change in Control without having received a Lump Sum Benefit, shall, upon such Termination of Employment or death, as the case may be,

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        be entitled to receive an immediate payment in cash of such Member's or such Spouse's Lump Sum Benefit.

             (c) Each Member at the time of such Change in Control who neither dies within 2 years following such Change in Control nor experiences a Termination of Employment shall, upon such Member's later termination of employment with the Corporation for any reason other than death, without becoming a Retiree and, with respect to each such Member who later dies, the Spouse of such Member is such Spouse is not otherwise entitled to a benefit under Section 3.03, shall nevertheless be entitled to a Benefit commencing at the Presumed Starting Date in the form specified in
        Section 3.04 or Section 3.03, as the case may be, provided that in computing such benefit there shall be substituted for the term Annual Benefit in Section 3.04 or Section 3.03, as the case may be, the following: the Projected Annual Benefit times a fraction, the numerator of which is such Member's years of Service as of such Change in Control (but not more than 15) and the denominator of which is 15.

             (d) The benefits to be paid pursuant to paragraph (c) of this
        Section 3.06 shall not be payable from the assets of the trust to be established in connection with the Income Continuation Policy for Select Senior Executives of Melville Corporation pursuant to a

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        resolution of the Board of Directors on May 12, 1988.

Article 4. Administration

4.01 The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out it provisions are vested in the Retirement Administration Committee, except that the determinations of whether any Member or Spouse is entitled to payment of a Lump Sum Benefit pursuant to Section 3.06 and the amount thereof shall be within the exclusive authority of the Investment Committee under the Trust Agreement to be established in connection with the Plan pursuant to a resolution of the Board of Directors on May 12, 1988.

4.02 The provisions of Article 11 of the Melville Corporation Retirement Plan concerning Retirement Administration Committee membership, meetings, maintenance of records and Retirement Administration Committee powers shall apply under the Plan. The expenses of the Retirement Administration Committee incurred in connection with the Plan shall be paid directly by the Corporation.

Article 5. General Provisions

5.01 Neither the establishment of the Plan nor the crediting of any Service under Section 4.01 shall be construed as conferring any legal rights upon any Executive Employee

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        or other person for a continuation of employment, nor shall such actions interfere with the rights of the Corporation to discharge or demote any Executive Employee and to treat him without regard to the effect which such treatment might have upon him as a Member of the Plan.

5.02 In the event that the Retirement Administration Committee shall find that a Member is unable to care for his affairs because of illness or accident, the Retirement Administration Committee may direct that any benefit payment due him, unless claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefore.

5.03 Melville Corporation shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

5.04 Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Retiree.

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5.05    In the event that a Member or Retiree shall at any time be convicted of a crime involving dishonesty or fraud on the part of such Member in his relationship with the Corporation, all benefits which would otherwise be payable to him under the Plan shall be forfeited.

5.06 The rights of any Member or Retiree to benefits under the Plan prior to the actual receipt of such benefits shall be limited to those of a general unsecured creditor of Melville Corporation.

5.07 The Plan shall be construed, regulated and administered under the laws of the State of New York. 5.08 The masculine pronoun shall mean the feminine wherever appropriate.

Article 6. Amendment or Termination

     The Board of Directors reserves the right to modify or to amend, in whole or in part, or to terminate, this Supplemental Retirement Plan for Select Senior Management of Melville Corporation at any time; provided, however, that no such modification, amendment or termination shall adversely affect the right of any Member (or the Spouse of such Member) to receive the benefits such Member (or the Spouse of such Member) would have received under the Plan upon termination of employment with the Corporation for any reason, including retirement, death or disability, had the Plan not been so modified, amended or terminated, taking into account such Member's Service and age at

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the time of such Member's actual  termination of employment with the Corporation for any such reason.

























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